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                                                                     EXHIBIT 2.4

                                 AMENDMENT TO
                           ASSET PURCHASE AGREEMENT

          THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is made as of August 29, 1996 by and between Corinthian Schools, Inc., a Delaware corporation ("Buyer"), and Concorde Career Colleges, Inc., a Delaware corporation ("Seller").

                                  BACKGROUND

          A. Buyer and Seller are parties to an Asset Purchase Agreement dated as of July 11, 1996 (the "Agreement"); and

          B. Buyer and Seller wish to amend certain of the terms and conditions of the Agreement as more fully set forth below.

                                   AGREEMENT

          In consideration of the foregoing, the parties hereto agree as follows:

          1.  SECTION 2.2.  Section 2.2 of the Agreement is hereby amended by
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deleting it in its entirety and replacing it with the following:

               "2.2 CASH CONSIDERATION. The cash consideration portion of the Purchase Price shall be $350,000, payable as follows:

                     2.2.1 CLOSING. On August 30, 1996, Buyer shall pay to Seller in cash by wire transfer $50,000 (the "CLOSING PAYMENT"), which Closing Payment will be held in escrow by Seller pending the closing being declared effective at 11:59 p.m. on August 31, 1996 (the "CLOSING" or "CLOSING DATE").

                     2.2.2 CERTIFICATION. On February 28, 1997, Buyer shall pay to Seller in cash by wire transfer $300,000 (the "CERTIFICATION PAYMENT"). On the Closing Date, Buyer shall provide Seller with a promissory note evidencing Buyer's obligation to make the Certification Payment, which promissory note shall be in the form attached hereto as Exhibit A (the "PROMISSORY NOTE")."

          2.   SECTION 3.3.  Clause (1) of Section 3.3 of the Agreement is
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hereby amended by deleting it in its entirety and replacing it with the following:

               "(1)  The Closing Payment and Promissory Note;"
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          3.  OTHER PROVISIONS.  All other provisions of the Agreement shall
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remain in full force and effect.

          4.  DEFINED TERMS.  Capitalized terms used in this Amendment and not
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otherwise defined shall have the meanings set forth in the Agreement.

          5.  COUNTERPARTS.  This Amendment may be executed in two or more
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counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Fax signature pages shall constitute originally signed signature pages for all purposes of this Amendment.

          6.  GOVERNING LAW.  This Amendment shall be governed by, and
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construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws.

          IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                  "BUYER"

                                  CORINTHIAN SCHOOLS, INC.,
                                  a Delaware corporation



                                  By: /s/ Frank J. McCord
                                     -------------------------------
                                  Name: FRANK J. MCCORD
                                       -----------------------------
                                  Title:  VP & CFO
                                        ----------------------------


                                  "SELLER"

                                  CONCORDE CAREER COLLEGES, INC.,
                                  a Delaware corporation



                                  By: /s/ Jack L. Brozman
                                     -------------------------------
                                  Name:  Jack L. Brozman
                                       -----------------------------
                                  Title:  President
                                        ----------------------------

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